TBPELS REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

EXHIBIT 23.6

Consent of Independent Petroleum Engineers

To the Board of Directors

Sitio Royalties Corp.:

We have issued our report dated February 1, 2022 on estimates of proved reserves, future production and income attributable to certain royalty interests of STR Sub Inc. (f/k/a Falcon Minerals Corporation) as of December 31, 2021. As independent oil and gas consultants, we hereby consent to the inclusion of our report and the information contained therein referenced in this Registration Statement on Form S-3 (the “Registration Statement”) of Sitio Royalties Corp. and to all references to our firm in this Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

January 13, 2023

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799

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